Exhibit 10.79

(DAIMLERCHRYSLER Letterhead)

DaimlerChrysler
Motors Company LLC
October 13, 2005	Fleet Operations

Mr. Don Himelfarb

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, OK 74l35

Dear Don,

This letter is to confirm our agreement for 2006MY GDP and Risk purchases by DTG for 30,000 units which are incremental to the units in our agreement dated October 31, 2002.

DaimlerChrysler is in agreement to provide DTG an allocation of 14,000 GDP units as follows:

Body Model	Volume
LWB Mini	14,000
Total	14,000

DTG agrees to purchase the following Risk units as listed:

Body Model	Minimum Volume
Sebring/Stratus Sedan	6,279
Liberty	1,000
Charger	0
Magnum	0
300	0
Neon (SXT models only)	4,190
Neon Replacement	0
Wrangler	800
PT Cruiser	3,731
Total	16,000

DTG agrees to order 30,000 vehicles for the 06 MY per the allocation mix set forth above.

We appreciate your business and look forward to working together in the years to come. Please let me know if you have any questions or there is anything else we can assist you with in the future.

Sincerely,

/s/ Frank Dankovich
F. E. Danokovich Sr. Manager Daily Rental Sales

Concur: /s/ W.J. Havey	Date: October 13, 2005
W. J. Havey, Controller

Concur: /s/ Don Himelfarb	Date: October 18, 2005
Don Himelfarb, CAO

Dollar Thrifty Automotive Group, Inc.

cc:	D. L. Campau
G. M. Agostinelli
P. W. Dougherty
L. E. Wilson